Exhibit 3.1

AMENDED AND RESTATED BY-LAWS
of
IMPLANT SCIENCES CORPORATION

ARTICLE I
Articles of Organization

The name and purposes of the Corporation shall be as set forth in the Articles of Organization. These By Laws, the powers of the Corporation and its Directors and Stockholders, and all matters concerning the conduct and regulation of the business of the Corporation, shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization. All references in these By-Laws to the Articles of Organization shall be construed to mean the Articles of Organization of the Corporation as from time to time amended or restated.

ARTICLE II
Fiscal Year

Except as from time to time otherwise determined by the Directors, the fiscal year of the Corporation shall end on the last day of December in each year.

ARTICLE III
Meetings of Stockholders

Section 3.1. Annual Meetings.

The annual meeting of Stockholders shall be held on the first Friday in June of each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at 10:00 a.m. unless a different hour is fixed by the Board of Directors or the President. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-Laws, may be specified by the Board of Directors or the President. If no annual meeting has been held on the date fixed above, or by adjournment therefrom, a special meeting in lieu thereof may be held and any action taken at such special meeting shall have the same force and effect as if taken at the annual meeting.

Notwithstanding any other provision in these By-Laws, the Board of Directors may change the date, time and place of any annual or special meeting of the Stockholders (other than a special meeting called upon the written application of Stockholders (a "Meeting Requested by Stockholders")) prior to the time for such meeting, including, without limitation, by postponing or deferring the date of any such annual or special meeting (other than a Meeting Requested by Stockholders) previously called or by canceling any special meeting previously called (other than a Meeting Requested by Stockholders).

Section 3.2. Special Meetings.

(a) Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of the Stockholders entitled to vote may be called by the Board of Directors, the Chairman of the Board of Directors or the President.

(b) Special meetings of the Stockholders entitled to vote shall be called by the Clerk, or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more Stockholders who are entitled to vote and who hold at least ten percent (10%) in interest of the capital stock entitled to vote at the meeting.

Section 3.3. Place of Meetings.

All meetings of the Stockholders shall be held at the principal office of the Corporation in Massachusetts, unless a different lace within Massachusetts or, to the extent permitted by the Articles of Organization, elsewhere within the United States is designated by the President or by the Board of Directors. Any adjourned session of any meeting of the Stockholders shall be held at such place within Massachusetts or, if permitted by the Articles of Organization, elsewhere within the United States as is designated in the vote of adjournment.

Section 3.4. Notice of Meetings.

A written notice of the place, date and hour of all meetings of Stockholders stating the purposes of the meeting shall be given at least ten (10) days before the meeting to each Stockholder entitled to vote thereat and to each Stockholder who is otherwise entitled by law, by the Articles of Organization or by these By-Laws to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such Stockholder at his address as it appears in the records of the Corporation. Such notice shall be given by the Clerk, or in case of the death, absence, incapacity, or refusal of the Clerk, by any other officer or by a person designated either by the Clerk, by the person or persons calling the meeting or by the Board of Directors. If notice is given by mail, such notice shall be deemed given when dispatched. If notice is not given by mail and is given by leaving such notice at the Stockholder's residence or usual place of business, it shall be deemed given when so left. Whenever notice of a meeting is required to be given to a Stockholder under any provision of law, of the Articles of Organization or of these By-laws, a written waiver thereof, executed before or after the meeting by such Stockholder or his attorney thereunto authorized, and filed with the records of the meeting, shall be deemed equivalent to such notice. Every Stockholder who is present at a meeting (whether in person or by proxy) shall be deemed to have waived notice thereof. A waiver of notice of any meeting need not specify the purposes of such meeting.

Section 3.5. Notice of Stockholder Business at a Meeting of the Stockholders.

The following provisions of this Section 3.5 shall apply to the conduct of business at any meeting of the Stockholders. (As used in this Section 3.5, the term annual meeting shall include a special meeting in lieu of an annual meeting.)

(a) At any meeting of the Stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any Stockholder of the Corporation who is a Stockholder of record at the time of giving of the notice provided for in paragraph (b) of this Section 3.5, who is entitled to vote at such meeting and who complies with the notice procedures set forth in paragraph (b) of this Section 3.5.

(b) For business to be properly brought before any meeting of the Stockholders by a Stockholder pursuant to clause (iii) of paragraph (a) of this Section 3.5, the Stockholder must have given timely notice thereof in writing to the Clerk of the Corporation. To be timely, a Stockholder's notice must be delivered to or mailed to and received at the principal executive offices of the Corporation (i) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the date specified in Section 3.1 above for such annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if a special meeting in lieu of an annual meeting of Stockholders is to be held on a date prior to the date specified in Section 3.1 above, and if less than seventy (70) days' notice or prior public disclosure of the date of such special meeting in lieu of an annual meeting is given or made, notice by the Stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of such special meeting in lieu of an annual meeting was mailed or the day on which public disclosure was made of the date of such special meeting in lieu of an annual meeting; and (ii) in the case of a special meeting (other than a special meeting in lieu of an annual meeting), not later than the tenth (10th) day following the earlier of the day on which notice of the date of the scheduled meeting was mailed or the day on which public disclosure was made of the date of the scheduled meeting. A Stockholder's notice to the Clerk shall set forth as to each matter the Stockholder proposes to bring before the meeting (w) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (x) the name and address, as they appear on the Corporation's books, of the Stockholder proposing such business, the name and address of the beneficial owner, if any, on whose behalf the proposal is made, and the name and address of any other Stockholders or beneficial owners known by such Stockholder to be supporting such proposal, (y) the class and number of shares of the capital stock of the Corporation which are owned beneficially and of record by such Stockholder of record, by the beneficial owner, if any, on whose behalf the proposal is made and by any other Stockholders or beneficial owners known by such Stockholder to be supporting such proposal, and (z) any material interest of such Stockholder of record and/or of the beneficial owner, if any, on whose behalf the proposal is made, in such proposed business and any material interest of any other Stockholders or beneficial owners known by such Stockholder to be supporting such proposal in such proposed business, to the extent known by such Stockholder.

(c) Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 3.5. The person presiding at the meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 3.5, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.5.

(d) This Section 3.5 shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, Directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless properly brought before the meeting as provided in these By-Laws.

Section 3.6. Quorum.

At any meeting of the Stockholders, a quorum shall consist of a majority in interest of all stock issued, outstanding and entitled to vote at he meeting; except that if two or more classes or series of stock are outstanding and entitled to vote on any matter as separate classes or series, then in the case of each such class or series a quorum for that matter shall consist of a majority in interest of all stock of that class or series issued, outstanding and entitled to vote, except when a larger quorum is required by law, by the Articles of Organization or by these By-Laws. Any meeting of the Stockholders may be adjourned from time to time to any other time and to any other place by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice. Any business which could have been transacted at any meeting of the Stockholders as originally called may be transacted at any adjournment thereof.

Section 3.7. Action by Vote.

When a quorum is present at any meeting, a plurality of the votes properly cast for election to any office shall elect to such office, and a majority of the votes properly cast (or if there are two or more classes or series of stock entitled to vote as separate classes or series, then in the case of each such class or series, a majority of the stock of that class or series present or represented and entitled to vote and voting) upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Articles of Organization or by these By-Laws. No ballot shall be required for any election unless requested by a Stockholder present or represented at the meeting and entitled to vote in the election.

Section 3.8. Voting.

Stockholders entitled to vote shall have one vote for each share of stock entitled to vote held by them of record according to the records of the Corporation and a proportionate vote for a fractional share, unless otherwise provided or required by law, by the Articles of Organization or by these By-Laws. The vote for each share of stock held in the name of two or more persons shall be cast in accordance with the decision of any one of them unless at or prior to the time the vote is cast the Corporation receives a specific written notice to the contrary from any one of them (which notice to the contrary need not be in writing if given in person at the meeting at which the vote is to be cast), in which case the vote for each share of stock held in the name of such persons shall be cast in accordance with the decision of a majority of such persons. The Corporation shall not, directly or indirectly, vote any share of its own stock. Nothing in these By-Laws shall be construed to limit the right of the Corporation to vote any shares of stock held directly or indirectly by it in a fiduciary capacity.

Section 3.9. Action by Written Consent of Stockholders.

Any action required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting if all Stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of Stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

Section 3.10. Proxies.

Any Stockholder entitled to vote may vote either in person or by a written proxy dated not more than six (6) months before the meeting named therein, which proxy shall be filed with the Clerk or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting. Proxies need not be sealed or attested. Notwithstanding the foregoing, a proxy coupled with an interest sufficient in law to support an irrevocable power, including, without limitation, an interest in the stock or in the Corporation generally, may be made irrevocable if it so provides, need not specify the meeting to which it relates, and shall be valid and enforceable until the interest terminates, or for such shorter period as may be specified in the proxy. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

Section 3.11. Conduct of Business.

The Chairman of the Board of Directors or his designee, or, if there is no Chairman of the Board or such designee, then the President or his designee, or, if the office of President shall be vacant, then a person appointed by the Board of Directors, shall preside at any meeting of Stockholders as the chairman of the meeting. In addition to his powers pursuant to Section 3.5(c), the person presiding at any meeting of Stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

ARTICLE IV
Directors

Section 4.1. Powers.

The business of the Corporation shall be managed by a Board of Directors who shall have and may exercise all the powers of the Corporation except as otherwise reserved to the Stockholders by law, by the Articles of Organization or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled. Without limiting the generality of the foregoing, the Board of Directors shall have the power, unless otherwise provided by law, to purchase and to lease, pledge, mortgage and sell all property of the Corporation (including to issue or sell the stock of the Corporation) and to make such contracts and agreements as they deem advantageous, to fix the price to be paid for or in connection with any property or rights purchased, sold, or otherwise dealt with by the Corporation, to borrow money, issue bonds, notes and other obligations of the Corporation, and to secure payment thereof by mortgage or pledge of all or any part of the property of the Corporation. The Board of Directors may determine the compensation to be paid to Directors for their service as Directors. The Board of Directors, or such officer or committee as the Board of Directors may designate, may determine the compensation and duties, in addition to those prescribed by these By-Laws, of all officers, agents and employees of the Corporation.

Section 4.2. Enumeration, Election and Term of Office.

The Board of Directors shall consist of not less than three Directors, except that whenever there shall be only two Stockholders, the number of Directors shall be not less than two, and whenever there shall be only one Stockholder, the number of Directors shall be not less than one. Except as otherwise provided by law or by the Articles of Organization, the number of Directors shall be as determined from time to time by the Stockholders and may be enlarged or reduced at any time by vote of a majority of the Directors then in office, but no reduction in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. Except as otherwise provided by law or by the Articles of Organization, the Directors shall be chosen at the annual meeting of the Stockholders, or special meeting in lieu thereof, by such Stockholders as have the right to vote thereon, and each shall hold office until the next annual election of Directors and until his successor is chosen and qualified or until he sooner dies, resigns, is removed, or becomes disqualified. No Director need be a Stockholder.

Section 4.3. Nomination of Directors.

The following provisions of this Section 4.3 shall apply to the nomination of persons for election to the Board of Directors.

(a) Nominations of persons for election to the Board of Directors of the Corporation may be made (i) by or at the direction of the Board of Directors or (ii) by any Stockholder of the Corporation who is a Stockholder of record at the time of giving of notice provided for in paragraph (b) of this Section 4.3, who is entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in paragraph (b) of this Section 4.3.

(b) Nominations by Stockholders shall be made pursuant to timely notice in writing to the Clerk of the Corporation. To be timely, a Stockholder's notice shall be delivered to or mailed to and received at the principal executive offices of the Corporation, not less than sixty (60) days nor more than ninety (90) days prior to the date specified in Section 3.1 above for the annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if a special meeting in lieu of an annual meeting of Stockholders is to be held on a date prior to the date specified in Section 3.1 above, and if less than seventy (70) days' notice or prior public disclosure of the date of such special meeting in lieu of an annual meeting is given or made, notice by the Stockholder to be timely must be so delivered or received not later than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of such special meeting in lieu of an annual meeting was mailed or the day on which public disclosure was made of the date of such special meeting in lieu of an annual meeting. A Stockholder's notice to the Clerk shall set forth (x) as to each person whom the Stockholder proposes to nominate for election or reelection as a Director all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act or pursuant to any other then existing statute, rule or regulation applicable thereto (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (y) as to the Stockholder giving the notice (1) the name and address, as they appear on the Corporation's books, of such Stockholder and (2) the class and number of shares of the capital stock of the Corporation which are beneficially owned by such Stockholder and also which are owned of record by such Stockholder; and (z) as to the beneficial owner, if any, on whose behalf the nomination is made, (1) the name and address of such person and (2) the class and number of shares of the capital stock of the Corporation which are beneficially owned by such person. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee as a Director. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Clerk of the Corporation that information required to be set forth in a Stockholder's notice of nomination which pertains to the nominee.

(c) No person shall be eligible to serve as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 4.3. The person presiding at the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 4.3, a Stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 4.3.

Section 4.4. Regular Meetings.

Regular meetings of the Board of Directors may be held at such times and places within or without The Commonwealth of Massachusetts as the Board of Directors may fix from time to time and, when so fixed, no notice thereof need by given, provided that any Director who is absent when such times and places are fixed shall be given notice of the fixing of such times and places. The first meeting of the Board of Directors following the annual meeting of the Stockholders, or special meeting in lieu thereof, may be held without notice immediately after and at the same place as the annual meeting of the Stockholders or the special meeting in lieu thereof, as the case may be. If in any year a meeting of the Board of Directors is not held at such time and place, any action to be taken may be taken at any later meeting of the Board of Directors with the same force and effect as if held or transacted at such meeting.

Section 4.5. Special Meetings.

Special meetings of the Directors may be held at any time and at any place designated in the call of the meeting and may be called by the President, the Treasurer or one or more Directors. Reasonable notice thereof shall be given to each Director by the Clerk or an Assistant Clerk, or by the officer or one of the Directors calling the meeting.

Section 4.6. Notice.

It shall be reasonable and sufficient notice to a Director to send notice by mail at least forty-eight (48) hours or by telegram, facsimile transmission or electronic mail at least twenty-four (24) hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person or by telephone at least twenty-four (24) hours before the meeting. Notice of a meeting need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

Section 4.7. Quorum; Action at a Meeting.

At any meeting of the Directors, a quorum for any election or for the consideration of any question shall consist of a majority of the Directors then in office. Whether or not a quorum is present, any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, the votes of a majority of the Directors present shall be requisite and sufficient for election to any office and shall decide any question brought before such meeting, except in any case where a larger vote is required by law, by the Articles of Organization or by these By-Laws.

Section 4.8. Action by Consent.

Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the meetings of the Directors. Such consent shall be treated for all purposes as a vote of the Directors at a meeting.

Section 4.9. Committees.

The Board of Directors, by vote of a majority of the Directors then in office, may elect from its number an Executive Committee, an Audit Committee, a Compensation Committee or other committees, composed of such number of its members as it may from time to time determine (but in any event not less than two), and may delegate thereto some or all of its powers except those which by law, by the Articles of Organization, or by these By-Laws may not be delegated.

Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall upon request report its action to the Board of Directors.

Section 4.10. Telephone Conference Meetings.

Any member of the Board of Directors or any committee thereof may participate in a meeting of such Board of Directors or committee thereof by means of a conference telephone (or similar communications equipment) by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

ARTICLE V
Officers and Agents

Section 5.1. Enumeration; Qualification.

The officers of the Corporation shall be a Chief Executive Officer, a President, a Treasurer, a Clerk and such other officers, if any, as the incorporators at their initial meeting, or the Directors from time to time, may in their discretion elect or appoint. The Corporation may also have such agents, if any, as the incorporators at their initial meeting, or the Directors from time to time, may in their discretion appoint. None of the officers of the Corporation need be a resident of Massachusetts if the Corporation has a resident agent appointed for the purpose of service of process. Any two or more offices may be held by the same person. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the Corporation in such amount and with such sureties as the Directors may determine. The premiums for such bonds may be paid by the Corporation.

Section 5.2. Powers.

Subject to law, to the Articles of Organization and to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such duties and powers as the Directors may from time to time designate.

Section 5.3. Election.

The President, the Treasurer and the Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of the Stockholders or special meeting in lieu thereof. Other officers, if any, may be elected or appointed by the Board of Directors at such meeting or at any other time.

Section 5.4. Tenure.

Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the President, the Treasurer and the Clerk shall hold office until the first meeting of the Directors following the next annual meeting of the Stockholders or special meeting in lieu thereof and until their respective successors are chosen and qualified, and each other officer shall hold office until the first meeting of the Directors following the next annual meeting of the Stockholders and until their respective successors are chosen and qualified, unless a different period shall have been specified by the terms of his election or appointment, or in each case until he sooner dies, resigns, is removed, or becomes disqualified. Each agent shall retain his authority at the pleasure of the Directors.

Section 5.5. Chairman and Vice Chairman of the Board.

The Board of Directors shall annually elect a Chairman and may annually elect a Vice Chairman of the Board. Unless the Board of Directors otherwise provides, the Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall preside, when present, at all meetings of the Stockholders, of the Board of Directors and of any committee of the Board of Directors to which he shall have been elected.

Section 5.6. Chief Executive Officer.

The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation's business.

Section 5.7. President and Vice President.

The President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate and shall serve as the Chief Executive Officer of the Corporation if there is no Chairman of the Board.

Unless otherwise provided by the Board of Directors, he shall preside, when present, at all meetings of the Stockholders and of the Board of Directors if a Chairman and Vice Chairman of the Board have not been elected or if the Chairman and Vice Chairman of the Board do not attend such meetings and have not designated any person to preside at such meetings.

Any Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

Section 5.8. Treasurer and Assistant Treasurer.

The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities and valuable documents of the Corporation, except as the Board of Directors may otherwise provide.

Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

Section 5.9. Clerk and Assistant Clerks.

The Clerk shall keep a record of the meetings of Stockholders. In the event there is no Secretary or he is absent, the Clerk or an Assistant Clerk shall keep a record of the meetings of the Board of Directors. In the absence of the Clerk from any meeting of Stockholders, an Assistant Clerk if one be elected or appointed, otherwise a temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

Section 5.10. Secretary.

The Secretary, if one be elected or appointed, shall keep a record of the meetings of the Board of Directors. In the absence of the Secretary, the Clerk and any Assistant Clerk, a temporary Secretary shall be designated by the person presiding at such meeting to perform the duties of the Secretary.

ARTICLE VI
Resignations, Removals and Vacancies

Section 6.1. Resignations.

Any Director or officer may resign at any time by delivering his resignation in writing to the President or the Clerk or to a meeting of the Directors. Such resignation shall take effect at such time as is specified therein, or if no such time is so specified then upon delivery thereof.

Section 6.2. Removals.

(a) Except as otherwise provided by law, any Director may be removed from office (i) with or without cause at any meeting of the Stockholders called for the purpose by the vote of a majority of the shares issued, outstanding and entitled to vote in the election of Directors or (ii) for cause at any meeting of the Board of Directors by vote of a majority of the Directors then in office. A Director may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him.

(b) The Directors may remove any officer from office with or without assignment of cause by vote of a majority of the Directors then in office. If cause is assigned for removal of any officer, such officer may be removed only after a reasonable notice and opportunity to be heard before the body proposing to remove him. The Directors may terminate or modify the authority of any agent or employee.

(c) Except as the Directors may otherwise determine, no Director or officer who resigns or is removed shall have any right to any compensation as such Director or officer for any period following his resignation or removal, or any right to damages on account of such removal whether his compensation be by the month or by the year or otherwise; provided, however, that the foregoing provision shall not prevent such Director or officer from obtaining damages from breach of any contract of employment legally binding upon the Corporation.

Section 6.3. Vacancies.

Subject to law and to the Articles of Organization, any vacancy in the Board of Directors, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the Directors then in office or, in the absence of such election by the Directors, by the Stockholders at a meeting called for the purpose; provided, however, that any vacancy resulting from action by the Stockholders may be filled by the Stockholders at the same meeting at which such action was taken by them.

If the office of any officer becomes vacant, the Directors may elect or appoint a successor by vote of a majority of the Directors present at the meeting at which such election or appointment is made.

Each such successor shall hold office for the unexpired term of his predecessor and until his successor shall be elected or appointed and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

ARTICLE VII
Stock

Section 7.1. Issue of Authorized and Unissued Capital Stock.

Any unissued capital stock from time to time authorized under the Articles of Organization may be issued by vote of the Directors. No such stock shall be issued unless the cash, so far as due, or the property, services or expenses for which it was authorized to be issued, has been actually received or incurred by, or conveyed or rendered to, the Corporation, or is in its possession as surplus.

Section 7.2. Certificates of Stock.

Shares of Stock. The shares of capital stock of the Corporation shall be represented by a certificate, unless and until the Board of Directors of the Corporation adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of capital stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate for shares of capital stock of the Corporation signed by, or in the name of the Corporation by, (a) the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President or any Executive Vice President, and (b) the Chief Financial Officer, the Secretary or an Assistant Secretary, certifying the number of shares owned by such stockholder in the Corporation;

Section 7.3. Transfers.

Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. The Corporation shall have no duty to inquire into adverse claims with respect to any transfer of capital stock unless (a) the Corporation has received a written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered share certificate and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; or (b) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, Bylaws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim. The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there be no such address, at his residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or (b) an indemnity bond, sufficient in the Corporation’s judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.

Section 7.4. Lost, Mutilated or Destroyed Certificates.

Except as otherwise provided by law (including Section 8-405 of Chapter 106 of the Massachusetts General Laws and any successor statute), the Directors may determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, mutilated, or destroyed. They may, in their discretion, require the owner of a lost, mutilated or destroyed certificate, or his legal representative, to give a bond, sufficient in their opinion, with or without surety, to indemnify the Corporation against any loss or claim which may arise by reason of the issue of a certificate in place of such lost, mutilated, or destroyed stock certificate.

Section 7.5. Transfer Agent and Registrar.

The Board of Directors may appoint a transfer agent or a registrar or both for its capital stock of any class or series thereof and require all certificates for such stock to bear the signature or facsimile thereof of any such transfer agent or registrar.

Section 7.6. Setting Record Date and Closing Transfer Records.

The Board of Directors may fix in advance a time not more than sixty (60) days before: (i) the date of any meeting of the Stockholders; or (ii) the date for the payment of any dividend or the making of any distribution to Stockholders; or (iii) the last day on which the consent or dissent of Stockholders may be effectively expressed for any purpose, as the record date for determining the Stockholders having the right to notice and to vote at such meeting or any adjournment thereof, or the right to receive such dividend or distribution, or the right to give such consent or dissent. If a record date is set, only Stockholders of record on the record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date, the Board of Directors may close the transfer records of the Corporation for all or any part of such sixty (60) day period.

If no record date is fixed and the transfer books are not closed, then the record date for determining Stockholders having the right to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, and the record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

ARTICLE XIII
Miscellaneous Provisions

Section 8.1. Execution of Papers.

All deeds, leases, transfers, contracts, bonds, notes, releases, checks, drafts and other obligations authorized to be executed on behalf of the Corporation shall be signed by the Chief Executive Officer, President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

Section 8.2. Voting of Securities.

Except as the Directors may generally or in particular cases otherwise specify, the Chief Executive Officer, President or the Treasurer may on behalf of the Corporation vote or take any other action with respect to shares of stock or beneficial interest of any other corporation, or of any association, trust or firm, of which any securities are held by this Corporation, and may appoint any person or persons to act as proxy or attorney-in-fact for the Corporation, with or without power of substitution, at any meeting thereof.

Section 8.3. Corporate Seal.

The seal of the Corporation shall be a circular die with the name of the Corporation, the word "Massachusetts" and the year of its incorporation cut or engraved thereon, or shall be in such other form as the Board of Directors may from time to time determine.

Section 8.4. Corporate Records.

The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of the incorporators and Stockholders, and the stock and transfer records, which shall contain the names of all Stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the Corporation, or at an office of its transfer agent or of its Clerk or of its Resident Agent. Such copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any Stockholder for any proper purpose but not to secure a list of Stockholders or other information for the purpose of selling such list or information or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a Stockholder, relative to the affairs of the Corporation.

Section 8.5. Evidence of Authority.

A certificate by the Clerk, the Secretary, or any Assistant or temporary Clerk or Secretary as to any matter relative to the Articles of Organization, By-Laws, records of the proceedings of the incorporators, Stockholders, Board of Directors, or any committee of the Board of Directors, or stock and transfer records or as to any action taken by any person or persons as an officer or agent of the Corporation, shall as to all persons who rely thereon in good faith be conclusive evidence of the matters so certified.

Section 8.6. Right to Repurchase.

Except as otherwise provided by law, by the Articles of Organization or by these By-Laws (including any amendments thereto), the Corporation, through its Board of Directors, shall have the right and power to repurchase any of its outstanding shares at such price and upon such terms as may be agreed upon between the Corporation and the selling Stockholder(s), or the predecessor(s) in interest thereof.

Section 8.7. Dividends.

Except as otherwise provided by law or by the Articles of Organization, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, securities of the Corporation or other property.

Section 8.8. Ratification.

Any action taken on behalf of the Corporation by the Directors or any officer or representative of the Corporation which requires authorization by the Stockholders or the Directors of the Corporation shall be deemed to have been authorized if subsequently ratified by the Stockholders entitled to vote or by the Directors, as the case may be, at a meeting held in accordance with these By-Laws.

Section 8.9. Reliance Upon Books, Records and Reports.

Each Director or officer of the Corporation shall be entitled to rely on information, opinions, reports or records, including financial statements, books of account and other financial records, in each case presented by or prepared by or under the supervision of (i) one or more officers or employees of the Corporation whom the Director or officer reasonably believes to be reliable and competent in the matters presented, (ii) counsel, public accountants or other persons as to matters which the Director or officer reasonably believes to be within such person's professional or expert competence, or (iii) in the case of a Director, a duly constituted committee of the Board of Directors upon which he does not serve, as to matters within its delegated authority, which committee the Director reasonably believes to merit confidence, but he shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance to be unwarranted. The fact that a Director or officer so performed his duties shall be a complete defense to any claim asserted against him by reason of his being or having been a Director or officer of the Corporation, except as expressly provided by statute.

Section 8.10. Control Share Acquisition.

Until such time as this section shall be repealed or these By-Laws shall be amended to provide otherwise, including, without limitation, during any time that the Corporation shall be an "issuing public corporation" as defined in Chapter 110D of the Massachusetts General Laws, the provisions of Chapter 110D of the Massachusetts General Laws shall not apply to "control share acquisitions" of the Corporation within the meaning of such Chapter 110D.

ARTICLE IX
Amendments

Except as otherwise provided in the Articles of Organization, these By-Laws may be amended or repealed in whole or in part by the affirmative vote of the holders of a majority of the shares of each class of the capital stock at the time outstanding and entitled to vote at any annual or special meeting of Stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of such meeting. If authorized by the Articles of Organization, the Directors may make, amend or repeal the By-Laws, in whole or in part, except with respect to any provision hereof which by law, by the Articles of Organization or by the By-Laws requires action by the Stockholders. Not later than the time of giving notice of the meeting of Stockholders next following the making, amending or repealing by the Directors of any By-Law, notice thereof stating the substance of such change shall be given to all Stockholders entitled to vote on amending the By-Laws. Any By-Law adopted, amended or repealed by the Directors may be repealed, amended or reinstated by the Stockholders entitled to vote on amending the By-Laws.